CUSIP No. 714197100


                                                                   EXHIBIT 11
                               Ronald G. Hollander
                                4344 Church Road
                         Evansville, Indiana 47720-2416

   May 28, 1997




   Richard J. Nelson, President
   LaSalle Capital Management, Inc.
   Suite 500
   350 E. Michigan Avenue
   Kalamazoo, Michigan 49007

   Dear Mr. Nelson:

   Please be advised that I hereby withdraw my name for consideration as a board nominee of Permanent Bancorp, Inc.

   Very truly yours,

   /s/ Ronald G. Hollander

   Ronald G. Hollander

   c:   Donald P. Weinzapfel